EXHIBIT 32.1

In connection with the Annual Report on Form 10-K of Innkeepers USA Trust (the “Company”) for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey H. Fisher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial conditions and results of operation of the Company.

Date: March 16, 2005

/s/ Jeffrey H. Fisher
Jeffrey H. Fisher Chairman,Chief Executive Officer and President